Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48204) of Hurco Companies, Inc. of our report dated December 9, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.






/s/PricewaterhouseCoopers LLP
Indianapolis, Indiana
January 23, 2004